                                                                    EXHIBIT 4(d)



                          AMENDMENT AND RESTATEMENT

                                    OF THE

                            FUQUA INDUSTRIES, INC.
                        EMPLOYEES STOCK PURCHASE PLAN
                               TRUST AGREEMENT

                                      AS

                            THE ACTAVA GROUP INC.
                        EMPLOYEES STOCK PURCHASE PLAN
                               TRUST AGREEMENT





                                 Prepared by:

                               TROUTMAN SANDERS
                             600 Peachtree Street
                                  Suite 5200
                         Atlanta, Georgia 30308-2216
                                (404) 885-3000

                                 INDEX TO THE
                          AMENDMENT AND RESTATEMENT
                                    OF THE
                            FUQUA INDUSTRIES, INC.
                        EMPLOYEES STOCK PURCHASE PLAN
                               TRUST AGREEMENT
                                      AS
                            THE ACTAVA GROUP INC.
                        EMPLOYEES STOCK PURCHASE PLAN
                               TRUST AGREEMENT


                                                                                                                    PAGE NO.
                                                                                                                    --------
                                                        ARTICLE I

ESTABLISHMENT OF TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.01    Manner of Establishment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3


                                                        ARTICLE II

GENERAL DUTIES OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.01    Duties of Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.02    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.03    Fiduciaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.04    Foreign Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                       ARTICLE III

POWER AND SPECIFIC DUTIES OF THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         3.01    Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.02    Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.03    Dealings with Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.04    Prohibited Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.05    Manner of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.06    Restriction on Exercise of Powers; Prudent Man Rule  . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.07    Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.08    Co-Fiduciaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.09    Liabilities of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                        ARTICLE IV

SETTLEMENT OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         4.01    General Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.02    Annual Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.03    Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                        ARTICLE V

DURATION AND TERMINATION OF TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.01    Duration and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.02    Continuation of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        ARTICLE VI

AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.01    Right to Amend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                       ARTICLE VII

RESIGNATION OR REMOVAL OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.01    Method . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                       ARTICLE VIII

TAXES AND EXPENSES OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.01    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.02    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE IX

IMPOSSIBILITY OF DIVERSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         9.01    Diversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE X

GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         10.01   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE XI

SPENDTHRIFT PROVISION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         11.01  Spendthrift Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                       ARTICLE XII

QUALIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                           AMENDMENT AND RESTATEMENT
                                    OF THE
                            FUQUA INDUSTRIES, INC.
                         EMPLOYEES STOCK PURCHASE PLAN
                                TRUST AGREEMENT
                                      AS
                             THE ACTAVA GROUP INC.
                         EMPLOYEES STOCK PURCHASE PLAN
                                TRUST AGREEMENT

                                 INTRODUCTION

         AGREEMENT made as of the 28th day of December, 1994, by and between THE ACTAVA GROUP INC., a corporation organized and existing under the laws of the State of Delaware ("Plan Sponsor" or "Employer"), and Frederick B. Beilstein, III, Victor E. Goetz and Walter M. Grant (collectively referred to herein as "Trustee"),

                             W I T N E S S E T H:

         WHEREAS, effective July 1, 1977, the Plan Sponsor established the prior Fuqua Industries, Inc. Employees Stock Purchase Plan Trust Agreement and amendments thereto were adopted on October 19, 1982 and June 1, 1989 ("Prior Trust Agreement"); and

         WHEREAS, pursuant to the terms of the Prior Trust Agreement, authority rests in the Board of Directors of the Plan Sponsor to amend said Trust Agreement; and

         WHEREAS, the Plan Sponsor has adopted an amendment and restatement of the Fuqua Industries, Inc. Employees Stock Purchase Plan as The Actava Group Inc. Employees Stock Purchase Plan ("Plan") to bring it into compliance with the Tax Reform Act of 1986 and desires to amend and restate the Prior Trust Agreement as The Actava Group Inc. Employees Stock Purchase Plan Trust Agreement to reflect certain changes made in the Plan;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, it is agreed by and between the Plan Sponsor and the Trustee as follows:

                                   ARTICLE I

                            ESTABLISHMENT OF TRUST

         1.01 Manner of Establishment: Plan Sponsor has adopted a qualified stock bonus plan for the exclusive benefit of certain of its Employees and their Beneficiaries, and intends to make regular and continuing contributions as provided in the Plan. The funds and other assets that will, from time to time, be contributed to the Trustee by Employer are to be administered as a Trust and that Trust is hereby created. All assets held in Trust by the Trustee shall be held in Trust and controlled and managed exclusively by the Trustee, except as herein expressly provided or as provided in ERISA Section 403(a). Plan Sponsor intends that the Trust shall constitute a part of the Plan, the provisions of which are incorporated herein by reference, which will meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), and thereby obtain a tax exempt status under Section 501(a) of the Code.

                                  ARTICLE II

                         GENERAL DUTIES OF THE PARTIES

         2.01 Duties of Employer: Employer shall make contributions to the Trust Fund in cash or property acceptable to the Trustee. Such contributions shall be valued at fair market value at the time of contribution. The Trustee shall notify Employer in writing if a contribution is unacceptable within three days after receipt by the Trustee. Employer shall keep accurate books and records with respect to its Employees, their service with the Employer and their compensation for purposes of the Plan.

         2.02 Duties of Trustee: The Trustee shall hold all acceptable property received by it. Such property, together with the income therefrom, shall constitute the Trust Fund. The Trustee shall manage and administer the Trust pursuant to the terms of this Trust Agreement without distinction between principal and income and without liability for the payment of interest thereon. The Trustee shall have no duty or authority to compute any amount to be paid to it by the Employer. The Trustee shall not be responsible for the collection of any contributions to the Trust Fund.

         2.03 Fiduciaries: The Plan Sponsor identifies the Trustee and the Plan Administrator as "Fiduciaries." The Plan Administrator shall have sole and exclusive responsibility (other than that herein specifically conferred upon the Trustee) for establishing and carrying out the funding policy and the methods of funding as set forth in the Plan, this Trust Agreement, and the rules and regulations, if any, adopted by the Plan Administrator, all of which shall be consistent with ERISA and all regulations promulgated thereunder. The Plan Administrator shall have sole discretion to allocate and to delegate, by written communications directed to the Employer, the Trustee, and each Participant and Beneficiary of the Plan, any or all of his fiduciary responsibilities, to persons designated by him. An Investment Manager may be named by the Plan Administrator as provided in ERISA Section 402(c)(3) without necessity of an amendment to the Trust Agreement and after prior written notice to the Employer, to the Participants and Beneficiaries of the Plan, and to all Fiduciaries of the Plan. Any person designated as a Fiduciary herein may serve in more than one fiduciary capacity with respect to the Plan and may employ persons to render advice with regard to any responsibility such Fiduciary has under the Plan.

         2.04 Foreign Assets: Except as otherwise authorized by regulations promulgated by the Secretary of Labor, the Trustee may not maintain any indicia of ownership of any asset outside the jurisdiction of the District Courts of the United States.

                                  ARTICLE III

                   POWER AND SPECIFIC DUTIES OF THE TRUSTEE

         3.01 Powers: The Trust Fund shall be invested by the Trustees solely in Common Stock, $1 par value, of the Employer. Such Common Stock shall be acquired in the open market or from private sources by the Trustees as rapidly as is feasible in the judgment of the Trustees so as to avoid disturbing the market therefor and comply with applicable law and regulations. The Trustees may purchase authorized but unissued shares of Common Stock or shares held in the treasury of the Employer; provided, however, that in no event shall the Trustees purchase any Common Stock from the Employer at a price less than the par value of such stock. Notwithstanding the foregoing, any portion of the Trust Fund may, pending its permanent investment or distribution, be invested in short-term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations therein, even though the same may not be legal investments for trustees under the laws applicable hereto.

         The Trustee shall have the following powers and authority subject to the provisoins above:

         (a) To purchase, receive or subscribe for any securities and to retain in trust such securities;

         (b) To sell for cash any securities other than Common Stock held by them and to sell such number of shares of Common Stock held by them as may be necessary to pay expenses of the Trust or avoid the distribution of odd-lots;

         (c) To settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings in any court of law or before any other body or tribunal;

         (d) To exercise any conversion privilege and/or subscription right available in connection with any securities at any time held by them; upon written instructions from the respective Participants, to tender all or a portion of the Common Stock or any other security held in the Trust Fund pursuant to a tender offer; upon the written instructions from the respective Participants, to oppose or to consent to any reorganization, consolidation, merger, or readjustment of the finances of the Employer;

         (e) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to the Common Stock held by them at any time, but only in accordance with written instructions received from the respective Participants, either directly or through the Plan Administrator;

         (f) To hold part or all of the Trust Fund uninvested, to the extent necessary or appropriate;

         (g) To employ suitable agents and counsel and to pay, or cause the Employer to pay, their reasonable expenses;

         (h) To register any securities held by them hereunder in the name of the Trust or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form;

         (i) To make, execute and deliver, as Trustees, any and all instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers; and

         (j) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

         3.02 Voting. The powers listed in Section 3.01 of this Trust Agreement shall be exercised by the Trustees in their uncontrolled discretion except that the Trustees shall vote the shares of Common Stock held in the Trust for the respective Accounts of the Participants only in accordance with the written directions of such Participants, which directions may be certified to the Trustees by the Plan Administrator or any agent designated thereby, provided such directions are received by the Trustees within such reasonable period of time before the date set for the meeting as may be specified by the Plan Administrator. If and to the extent any Participant does not give the Trustees direction as to such voting, the Trustees shall vote the shares of Common Stock held in the Accounts of all such Participants in proportion to the aggregate vote of all shares for which instructions are received from Participants.

         3.03 Dealings with Plan Administrator: The Trustee shall from time to time, on the written directions of the Plan Administrator, make distribution from the Trust to such persons, in such manner, in such amounts and for such purposes as may be specified in such directions. The Trustee shall be under no liability for any distribution made by it pursuant to the directions of the Plan Administrator and shall be under no duty to make inquiry as to whether any distribution directed by the Plan Administrator is made pursuant to the provisions of the related Plan and this Section, except to the extent required of a prudent Co-fiduciary under ERISA. If the Trustee shall deem it necessary to withhold any distribution pending compliance with any legal requirements, including the probate of a will, the appointment of a personal representative, the payment of, or provision for, estate or inheritance taxes, or for death duties or otherwise, the Trustee shall notify the Plan Administrator and shall thereafter take no action pending the delivery of (a) the Plan Administrator's instructions to distribute notwithstanding such requirement and (b) the Employer's agreement in a form satisfactory to the Trustee which protects the Trustee from any liability arising out of noncompliance with such requirements. The Trustee shall not be liable for the proper application of any part of the Trust if distributions are made in accordance with the written directions of the Plan Administrator as herein provided, nor shall the Trustee be responsible for the adequacy of the Trust to meet and discharge any and all payments and liabilities under the related Plan.

         The Employer shall certify to the Trustee the appointment or removal of any member of the Plan Administrative Committee and of successors to such members together with specimens of their signatures. The Trustee shall be entitled to rely conclusively upon such certifications and signatures as evidence of the identity of the members of the Plan Administrative Committee and shall not be charged with notice of any change until the Employer has furnished the Trustee with such certifications relative to the change.

         3.04 Prohibited Transactions: The Trustee shall not accept or act upon direction from the Plan Administrator or any other person to engage in a transaction known by the Trustee to be a "prohibited transaction" under ERISA. In the event of any uncertainty or dispute regarding any such proposed transaction, the Trustee shall not be required to act or be liable to any person for failing so to act on such direction unless and until a final administrative or judicial determination shall be obtained by any person interested in such transaction and duly served upon the Trustee and the Trustee shall thereafter have had a reasonable opportunity to comply with such direction if it is determined to be lawful under the terms of the Plan and ERISA in the opinion of legal counsel.

         3.05 Manner of Payment: The Trustee may make any payment required to be made by it hereunder, by mailing to the person or entity a check or delivering the property directed to be distributed by the Plan Administrator, to the last known address as may have been furnished the Trustee.

         3.06 Restriction on Exercise of Powers; Prudent Man Rule: The Trustee, the Plan Administrator, and all other Fiduciaries with respect to the Plan are required to discharge their duties solely in the interests of Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administration; with the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; by diversifying the investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; and in accordance with the Plan, this Trust Agreement, the rules and directions of the Plan Administrator and the provisions of Title I of ERISA.

         3.07 Third Parties: All persons dealing with the Trustee are released from inquiring into the decision or authority of the Trustee and from seeing to the application of any monies, securities or other property paid or delivered to the Trustee.

         3.08 Co-Fiduciaries: Anything in the Trust Agreement or the Plan to the contrary notwithstanding, each Fiduciary with respect to the Plan acknowledges, by participating in the execution of this Trust Agreement or by consenting directly or indirectly, orally or in writing, to act as a Fiduciary with respect to the Plan, that he is responsible for carrying out his own duties in accordance with the standards set forth under ERISA and all regulations promulgated thereunder. Each Fiduciary shall be responsible for the actions or failure to act of all other Fiduciaries with respect to the Plan if he knowingly participates, approves, acquiesces in or conceals a breach committed by another such Fiduciary; or if his failure to exercise reasonable care in the administration of his own duties enables the breach to be committed. Each Fiduciary is required to act prudently in the delegation or allocation of responsibilities to other persons. In the event that there are Co-Trustees acting hereunder, each Trustee will be responsible for participating in the administration of the Plan and for exercising reasonable care to prevent the other from committing a breach. If the Plan or the Trust Agreement or any written rule or direction of the Plan Administrator shall by agreement allocate responsibilities among Co-Trustees, only the Trustee to whom the responsibilities are delegated will be responsible for the breach unless the other Trustee or Trustees knowingly participate therein. In the event that an Investment Manager other than the Trustee is appointed, pursuant to this Trust, no Trustee shall be liable for the acts or omissions of such Investment Manager, or be under any obligation to invest or manage the assets of the Plan which are subject to management by an Investment Manager as such term is defined in ERISA Section 3(38). Nothing in the Plan or the Trust Agreement shall be deemed to enlarge the responsibilities or liabilities of any Trustee or Co-Trustee or any other Fiduciary with respect to the Plan beyond those imposed by ERISA and all regulations promulgated thereunder.

         3.09 Liabilities of the Trustee: The Trustee shall not be liable for any losses incurred by the Trust by reason of any lawful direction to invest communicated to the Trustee by the Plan Administrator, except with respect to any transaction entered into by the Trustee which is prohibited by ERISA and as to which the Trustee is a Fiduciary, party-in-interest or disqualified person as defined by ERISA. Nothing herein shall exculpate or relieve the Trustee from liability for any losses to the Trust incurred by his negligence, bad faith or knowing participation in a breach of trust. The Trustee warrants and represents that he is not prohibited from serving as Trustee hereof because of certain disabilities provided in ERISA Section 411.

                                  ARTICLE IV

                            SETTLEMENT OF ACCOUNTS

         4.01 General Records: The Trustee shall maintain accurate records and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder. Such records shall be available at all reasonable times for inspection by the Plan Administrator, the Employer, or any Fiduciary of the Plan, any Participant or Beneficiary or authorized representative of such persons; provided, however, that Participants and Beneficiaries shall be entitled to inspect only those records relating to their own Accounts. The Trustee shall submit or cause to be submitted in a timely manner to the Plan Administrator such information as the Plan Administrator may reasonably require in connection with the preparation of the various reports required to be made by ERISA to various regulatory agencies and to Plan Participants and Beneficiaries. In the absence of fraud or bad faith, the valuation of the Trust by the Trustee shall be conclusive on all parties affected by this Trust.

         4.02 Annual Accounting: Within sixty (60) days following the close of each Plan Year, the Trustee shall file with the Plan Administrator a written accounting setting forth a description of all property purchased and sold and all receipts, disbursements, and other transactions effected by it during such period. Further, the Trustee shall list property held by it at the end of such period and such list shall include a valuation of each asset at its fair market value as determined at the close of the Plan Year. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to object in writing to the Trustee within sixty (60) days from the date upon which the account was delivered to the Plan Administrator. Upon receipt of written approval of the account, or upon the passage of said period of time without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such accounting as if such accounting had been settled and allowed by a decree of a court of competent jurisdiction.

         4.03 Agents: The Employer or the Plan Administrator, or both, at any time may employ any person or entity as an agent to perform any act, keep any records or accounts, or make computations which are required of them under the Code or ERISA. Such employment shall not be deemed to be contrary to or inconsistent with the provisions of this Trust Agreement. Nothing done by such person or corporation as agent for the Employer or the Plan Administrator shall change or increase in any manner the responsibility or liability of the Trustee hereunder, unless such agent shall be deemed to be a Fiduciary with respect to the Plan, and the Trustee shall have failed to meet the standards imposed by Sections 3.06 and 3.08 hereof.

         The Trustee from time to time may request the advice of counsel, which may be counsel to the Employer, on any legal matter, including interpretation of this Trust Agreement, and it shall be indemnified and held harmless by the Employer from any cost, expense, losses, liabilities or assessments incurred in any action or proceeding which arises from acting in accordance with advice from such counsel.

                                   ARTICLE V

                       DURATION AND TERMINATION OF TRUST

         5.01 Duration and Termination: It is the intention of Plan Sponsor that this Trust and the Plan to which it relates shall be a permanent plan of benefits administered for the exclusive benefit of Employer's participating Employees and their Beneficiaries. However, the Plan Sponsor retains complete discretion to terminate the Plan and Trust and, upon such termination, the Trust shall be distributed by the Trustee as and when directed by the Plan Administrator, in accordance with the provisions of the Plan, this Trust Agreement, the Code and Section 403(d)(1) of ERISA. From and after the date of termination of the Trust, and until the final distribution of the Trust, the Trustee shall continue to have all the powers provided under this Trust Agreement necessary and expedient for the orderly liquidation and distribution of the Trust.

         5.02 Continuation of Plan: If the related Plan is terminated or discontinued, the Plan Sponsor may elect not to terminate the Trust. In that event, the Trust shall be administered as though the related Plan was in full force and effect throughout the entire period of its existence. If the Trust is subsequently terminated pursuant to Section 5.01, the Trust Fund shall be distributed as directed by the Plan Administrator in accordance with the provisions of the Plan, this Trust Agreement, the Code and Section 403(d)(1) of ERISA.

                                  ARTICLE VI

                                  AMENDMENTS

         6.01 Right to Amend: This Trust Agreement may be amended at any time by a written agreement executed by the Plan Sponsor and delivered to the Trustee, provided, however, that no such amendment shall increase the duties of the Trustees without their consent. Such amendment shall not operate to cause any part of the Trust Fund, other than such part as is required to pay taxes and administration expenses, to be used for, or diverted to, purposes other than for the exclusive benefit of Employer's participating Employees and their Beneficiaries.

                                  ARTICLE VII

                       RESIGNATION OR REMOVAL OF TRUSTEE

         7.01 Method: The Trustee may resign at any time by giving at least ten days' written notice to the Plan Sponsor. The Plan Sponsor may remove any Trustee at any time by giving written notice to the Trustee. Upon such resignation or removal, the Plan Sponsor shall appoint a Successor Trustee to whom the resigning or removed Trustee shall transfer all of the assets of the Trust Fund then held by it as expeditiously as possible. Such Successor Trustee shall thereupon succeed to all of the powers and duties given to the Trustee by this Trust Agreement. Within 60 days of such transfer of the Trust assets, the resigning or removed Trustee shall render to the Plan Sponsor an accounting in the form and manner prescribed in Section 4.02. Unless Plan Sponsor shall, within 60 days after the receipt of such accounting, file with the resigning or removed Trustee written objections thereto, the accounting shall be deemed to have been approved, and the resigning or removed Trustee shall be released and discharged as to all items, matters and things set forth in such accounting, as if such accounting had been settled and allowed by a decree of a court of competent jurisdiction.

         Any Successor Trustee appointed hereunder shall have no responsibility except to receive such money and property from the resigning or removed Trustee and to hold and administer the same in accordance with the Plan and this Trust Agreement. It shall not be responsible for any act or omission of the resigning or removed Trustee and shall not be required to make any claim or demand against the resigning or removed Trustee unless the Plan Administrator shall request the Successor Trustee, in writing, to make a claim against such resigning or removed Trustee within the time limit prescribed above for making a claim after the filing of the Trustee's final report in the manner prescribed in Section 4.02.

                                 ARTICLE VIII

                         TAXES AND EXPENSES OF TRUSTEE

         8.01 Taxes: The Trustee shall deduct from and charge against the Trust Fund any taxes paid by it which may be imposed upon the Trust Fund or income thereon which the Trustee is required to pay with respect to the interest of any person therein. The Trustee is not authorized to pay any excise or other tax levied upon any disqualified person imposed by reason of such person's engagement in any prohibited transaction. The Trustee is permitted to purchase any errors and omissions insurance for Fiduciaries subject to the provisions of Section 410(b) of ERISA.

         8.02 Expenses: The Trustees shall be paid all expenses of administration of the Trust, including counsel fees, which shall be withdrawn by the Trustees from the Trust Fund unless paid by the Plan Sponsor.

                                  ARTICLE IX

                          IMPOSSIBILITY OF DIVERSION

         9.01 Diversion: No part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

                                   ARTICLE X

                                 GOVERNING LAW

         10.01 Governing Law: This Trust shall be administered in the United States of America, and its validity, construction and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Trust shall be administered under the laws of the State of Georgia. If any provision of this Agreement shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                  ARTICLE XI

                             SPENDTHRIFT PROVISION

         11.01 Spendthrift Provision: No Participant or Beneficiary entitled to any benefits under this Trust Agreement shall have any right to assign, pledge, transfer, hypothecate, encumber, commute or anticipate his interest in any benefits under this Trust. Except for those procedures specifically set forth in the Plan providing for the treatment of Qualified Domestic Relations Orders, such benefits shall not in any way be subject to any legal process or levy of execution or attachment or garnishment proceedings in connection with the payment of any claim against any such person.

                                  ARTICLE XII

                                 QUALIFICATION

         Notwithstanding any contrary provisions of this Trust, it is intended that this Trust and the related Plan shall qualify for tax exemption and qualification under the Internal Revenue Code of 1986, as amended. However, if the Trust or said Plan fails to qualify, the Employer shall have the right to amend this Trust pursuant to Article VI hereof, or the Plan pursuant to its terms.

         IN WITNESS WHEREOF, the Plan Sponsor, Trustees and Plan Administrator have caused this Amendment and Restatement to be executed by their duly authorized officers and their seals to be hereunto affixed, this 28th day of December, 1994.

                                           PLAN SPONSOR:

                                           By: /s/ Frederick B. Beilstein, III
                                               --------------------------------
                                           Title: Senior Vice President
(CORPORATE SEAL)


ATTEST:


By:/s/ Walter M. Grant
   ------------------------------------
Title: Secretary


                                           TRUSTEES:

                                           /s/ Frederick B. Beilstein, III
                                           ------------------------------------


                                           /s/ Walter M. Grant
                                           ------------------------------------


                                           /s/ Victor E. Goetz
                                           ------------------------------------



                                           PLAN ADMINISTRATOR:

                                           /s/ Frederick B. Beilstein, III
                                           ------------------------------------


                                           /s/ Walter M. Grant
                                           ------------------------------------


                                           /s/ Victor E. Goetz
                                           ------------------------------------